UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 31, 2005
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 Rutherford Road, Carlsbad, CA	92008-7328

(Address of principal executive offices)	(Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

      As of March 31, 2005, Callaway Golf Company, Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer), and certain other lenders to the Company’s November 5, 2004 Amended and Restated Credit Agreement (the “Credit Agreement”), entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”). The First Amendment amends Section 7.11 of the Credit Agreement and provides that, if the Consolidated LTM EBITDA (as defined in the Credit Agreement) as of March 31, 2005 is not less than minus (negative) $10,000,000 (the “Condition”), then the covenant to maintain a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not apply for the fiscal period ending March 31, 2005. The Company has satisfied the Condition.

      A copy of the First Amendment is attached to this report as Exhibit 10.54 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.54	First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2005, by and among Callaway Golf Company, Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer) and certain other lenders party to that certain Amended and Restated Credit Agreement dated November 5, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY
Date: April 5, 2005	By:	/s/ Bradley J. Holiday
	Name:	Bradley J. Holiday
	Title:	Senior Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.54	First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2005, by and among Callaway Golf Company, Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer) and certain other lenders party to that certain Amended and Restated Credit Agreement dated November 5, 2004.